Exhibit 99.1

3rd Quarter 2007

AIMCO
Apartment Investment and Management Company

Belmont Place,
Atlanta, Georgia

DRAFT 11/1 11:40PM Belmont Place, Atlanta, Georgia 3rd Quarter 2007

Denver, Colorado — November 2, 2007
Apartment Investment and Management Company
Announces Third Quarter 2007 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced third quarter 2007 results including:
•
Net loss for the quarter of $2.3 million decreased $22.6 million from a net loss of $24.9 million in the third quarter 2006. Higher results in the third quarter 2007 resulted from various items including: a change in accounting for tax credit arrangements in the third quarter 2006, which resulted in a non-recurring charge to earnings of $14.4 million, higher property net operating income of $3.9 million, and lower general and administrative expenses of $3.1 million. Earnings per share (EPS) was a loss of $0.22 on a diluted basis, compared with a loss of $0.48 in the third quarter 2006.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $80.2 million compared with $74.3 million in the third quarter 2006. FFO per share increased 12% from $0.74 in the third quarter 2006 to $0.83 in the third quarter 2007. FFO before impairment and preferred redemption charges was $0.86 per share, which was $0.04 above the mid-point of guidance due to several items including: higher transactional income related to the termination of the Flamingo option agreement, higher promote income, and lower general and administrative expenses. These positive variances to guidance were partially offset by lower Same Store net operating income.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $55.9 million, or $0.58 per share, compared with $57.6 million, also $0.58 per share, in the third quarter 2006. AFFO includes deductions of $0.28 and $0.20 per share for capital replacement expenditures in the third quarter 2007 and the third quarter 2006, respectively.

Diluted Per Share Results

	THIRD QUARTER		YEAR-TO-DATE
	2007	2006	2007	2006
Earnings (loss) — EPS	($0.22)	($0.48)	($0.10)	$0.31
Funds from operations — FFO	$0.83	$0.74	$2.45	$2.16
FFO before impairment and preferred redemption charges	$0.86	$0.78	$2.48	$2.21
Adjusted funds from operations — AFFO	$0.58	$0.58	$1.80	$1.66
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 3rd Quarter 2007	Page 1

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco’s property operations team achieved solid results with same-store occupancy of 94.8%, year-over-year revenue growth of 4.2% and NOI growth of 4.9%. Most of our markets performed well and met our expectations; however, Florida was softer than we had anticipated. Our redevelopment team currently has 53 conventional projects underway and is on track to invest a total of $300 million dollars in conventional redevelopment projects in 2007 and a similar amount next year.”
Chief Financial Officer Tom Herzog adds: “Third quarter FFO of $0.86 per share was $0.04 above the mid-point of guidance due primarily to higher transaction income partially offset by lower than expected Same Store net operating income. We are establishing fourth quarter FFO guidance of $0.89 to $0.95 per share and increasing our full year FFO guidance from a range of $3.33 to $3.43 per share to a range of $3.37 to $3.43 per share. At the mid-point of guidance, this represents a 10% increase over 2006. Full year FFO guidance contemplates Same Store net operating income growth of 4.75% to 5.25%, which is a reduction from the previous range of 5.5% to 6.5%.”
Property Operations
Conventional Real Estate Operations
Aimco is among the largest owners and operators of market rate properties in the United States. Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the third quarter 2007, this portfolio included 446 properties with 129,199 units in which Aimco had a weighted average ownership of 88%. During the third quarter 2007, conventional real estate operations generated net operating income of $178.3 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the third quarter 2007, the Same Store portfolio included 360 communities with 94,177 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 88% (See Supplemental Schedules 6a through 7).
Comparing Same Store results in the third quarter 2007 with the third quarter 2006, total revenue increased $10.5 million, or 4.2%. The increase in revenue was primarily generated by higher average rent, up $27 per unit, or 3.2%, from $850 per unit to $877 per unit, higher occupancy, which was up 0.4% from 94.4% to 94.8%, and increased utility reimbursements, up $1.4 million. Same Store expenses of $108.3 million increased $3.4 million, or 3.2%, compared with the prior year period as a result of higher taxes, utilities, marketing and payroll. Same Store portfolio net operating income was $150.8 million for the third quarter 2007, up 4.9% from the third quarter 2006.
Same Store Operating Results

	THIRD QUARTER
	Year-over-year			Sequential
	2007	2006	Variance	2nd Qtr	Variance
Same Store Operating Measures
Average Physical Occupancy	94.8%	94.4%	0.4%	94.7%	0.1%
Average Rent Per Unit	$877	$850	3.2%	$867	1.2%
Total Same Store ($mm)
Revenue	$259.1	$248.6	4.2%	$257.7	0.5%
Expenses	(108.3)	(104.9)	3.2%	(106.3)	1.9%
NOI	$150.8	$143.7	4.9%	$151.4	-0.4%

AIMCO 3rd Quarter 2007	Page 2

Comparing Same Store results on a sequential basis, total revenue increased $1.4 million in the third quarter 2007 compared with the second quarter of 2007, driven by a $10 per unit increase in average rental rates and an increase in occupancy of 0.1%. Expenses increased $2.0 million, or 1.9%, primarily due to higher turnover, payroll, marketing and taxes and insurance, offset by lower repairs and maintenance and utilities. Net operating income decreased $0.6 million, or 0.4%, on a sequential basis.
Affordable Real Estate Operations
Aimco is among the largest owners and operators of affordable properties in the United States. At the end of the third quarter 2007, Aimco’s owned affordable portfolio included 315 properties with 36,685 units in which Aimco had an average ownership of 52%. During the third quarter 2007, affordable property operations generated net operating income of $20.9 million. On a year-over-year basis, third quarter average month-end occupancy for the affordable portfolio decreased 60 basis points from 97.2% to 96.6%, and average rent per unit increased 3.0% from $723 to $745 per unit.
Aimco Capital
Aimco Capital oversees Aimco’s asset management, transaction and portfolio management activities, and is led by a management team dedicated to this business.
Asset Management and Transactions
Asset management income is earned from the financial management of partnerships. Transaction income is earned from activities such as tax credit syndications, dispositions, refinancings and land sales. Proceeds received in exchange for the transfer of tax credits are recognized ratably as the tax benefits are delivered, and syndication fees are recognized upon completion of tax credit syndications. Consolidated asset management and transaction net operating income, net of tax, was $15.4 million in the third quarter 2007, up 45% when compared to $10.6 million in the third quarter 2006. See Supplemental Schedule 11 for additional information on asset management and transaction income.
Portfolio Management
ACQUISITIONS — During the third quarter 2007, Aimco acquired The Acres Apartments with 118 units, located in North San Diego, California, for $19.3 million, or $163,136 per unit.
DISPOSITIONS — Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the third quarter 2007, Aimco sold nine non-core conventional properties and seven affordable properties with 2,133 and 659 units, respectively, for $106.4 million in gross proceeds (Aimco share $50.1 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $25.9 million.
In connection with the 2006 sale of the Flamingo South Tower in Miami, Florida, Aimco and the buyer entered into an agreement under which the buyer paid a total of $6.0 million in non-refundable fees for the option to purchase the North and Central Towers. The option agreement was terminated during the third quarter 2007 and, as a result, Aimco has no further obligation to the buyer with respect to the sale of the North and Central Towers. Accordingly, Aimco recognized income of $5.5 million, net of tax, during the third quarter 2007.
Aimco’s property dispositions resulted in gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations), of $23.2 million for the third quarter 2007 (including the Flamingo North and Central Tower option income described above), compared with gains of $19.2 million for the third quarter 2006.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.

AIMCO 3rd Quarter 2007	Page 3

Redevelopment
Aimco actively reinvests in and upgrades its portfolio through property redevelopments. At the end of the third quarter 2007, Aimco had 53 active conventional redevelopment projects and 12 active tax credit redevelopment projects. Aimco’s share of total redevelopment expenditures was $95.9 million during the third quarter 2007. Conventional redevelopment project expenditures totaled $78.4 million and tax credit redevelopment project expenditures totaled $17.5 million for the quarter. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements and the related economic benefit is reflected in minority interest.
INTEREST INCOME — Consolidated interest income was $9.9 million for the third quarter 2007 compared with $7.4 million for the third quarter 2006. Interest income is earned in part from money market and interest bearing accounts as well as on notes receivable from unconsolidated partnerships and non-affiliates.
DEBT ACTIVITY — During the third quarter 2007, Aimco closed 59 property loans generating gross proceeds of $600.3 million at a weighted average interest rate of 6.26%. This included refinancing $297.6 million in existing mortgage loans, reducing the average interest rate from 6.64% to 6.43%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $258.3 million.
During the third quarter 2007, we amended our corporate credit agreement to increase our revolving debt capacity by $200.0 million with the same maturity and pricing terms as the existing $450.0 million revolving credit facility. The amendment also provided for an additional $75.0 million term loan that bears interest at a rate of LIBOR plus 1.375%, which is 12.5 basis points less than the existing $400.0 million term loan. The $75.0 million term loan matures on September 14, 2008 with an option to extend the maturity date to September 14, 2009. The proceeds from the additional term loan were used to repay outstanding revolving loans. At quarter-end, Aimco’s corporate debt balance was $550.0 million, up from $540.0 million at year-end 2006, and carried a weighted average interest rate of 6.93%. The balance on Aimco’s revolving credit facility was $75.0 million and total dry powder at quarter end was more than $600.0 million.
As of September 30, 2007, Aimco had $7.3 billion of consolidated debt outstanding (excluding other borrowings), of which $5.6 billion was fixed rate mortgage debt and $1.7 billion was floating rate debt. The floating rate debt included $550.0 million of corporate debt, $704.6 million of tax-exempt bonds, and $485.5 million of other property loans. In addition, Aimco had $100.0 million of floating rate preferred stock. Aimco’s FFO exposure to changes in floating interest rates is mitigated by tax-exempt bonds with rates tied to the Bond Market Association Index which moves at approximately 0.68% for a 1.00% change in LIBOR. Exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on entitlement and redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.02 per share per quarter. Other borrowings of $65.0 million at quarter-end consisted primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. As of September 30, 2007, other borrowings included $56.5 million of fixed rate obligations with interest rates ranging from zero to 10.00%, and $8.5 million of variable rate obligations bearing interest at the prime rate plus 1.75%.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE — Consolidated interest expense was $106.7 million for the third quarter 2007 compared with $100.2 million for the third quarter 2006. The $6.5 million increase in interest expense is the result of higher balances on property debt, offset by lower weighted average interest rates and higher capitalized interest.

AIMCO 3rd Quarter 2007	Page 4

STOCKHOLDERS’ EQUITY — During the third quarter 2007, Aimco repurchased approximately 1.2 million shares of its Class A Common Stock at an average price of $41.71 per share for a total cost of $49.1 million, bringing year-to-date 2007 common stock repurchases to 3.4 million shares at an average price of $51.27 per share for a total cost of $175.4 million. We are currently authorized to repurchase approximately 12.3 million additional shares. Repurchases may be made from time to time in the open market or in privately negotiated transactions.
On September 30, 2007, Aimco redeemed the 1,904,762 outstanding shares of its privately held 8.1% Class W Cumulative Convertible Preferred Stock. The aggregate redemption price of $104.0 million included a redemption price per share of $53.55 (102% of the $52.50 per share liquidation preference) plus approximately $1.06 per share of accumulated, accrued and unpaid dividends through the redemption date.
G&A — General and administrative expenses for the third quarter 2007 of $20.2 million decreased $3.1 million or 13% when compared with the third quarter 2006. The year-over-year decrease in G&A was primarily due to lower compensation costs and related expenses.
Outlook
For the fourth quarter 2007, FFO is expected to be in a range from $0.89 to $0.95 per share, before impairment and preferred redemption charges, and we are increasing our full year FFO guidance from a range of $3.33 to $3.43 per share to a range of $3.37 to $3.43 per share. The full year 2007 AFFO outlook of greater than $2.40 per share is unchanged. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on fourth quarter and full year 2007 guidance.
Dividends on Common Stock
As announced on October 30, 2007, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended September 30, 2007, payable on November 30, 2007, to stockholders of record on November 16, 2007. Class A Common Stock cash dividends declared for the nine months ended September 30, 2007 totaled $1.80 per share, or 97% of AFFO (undiluted) and 73% of FFO (diluted), on a per share basis. Year-to-date dividends represent a 5.3% annualized yield based on the $45.13 closing price of Aimco’s Class A Common Stock on September 28, 2007.
Earnings Conference Call
Please join Aimco management for the Third Quarter 2007 earnings conference call to be held Friday, November 2, 2007, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/3Q2007. Alternatively, you may join the conference call via telephone by dialing 866-270-6057 with passcode 50204588, or dialing 617-213-8891 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010, 617-801-6888 for international callers, and using passcode 27689626.

AIMCO 3rd Quarter 2007	Page 5

Supplemental Information
The Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/3Q2007 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy levels, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries and affiliates, is the largest owner and operator of apartment communities in the United States with 1,194 properties, including 206,217 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our web site at www.aimco.com.

AIMCO 3rd Quarter 2007	Page 6

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Rental and other property revenues	$416,633	$392,607	$1,234,632	$1,157,627
Property management revenues, primarily from affiliates	1,824	2,599	5,192	9,221
Activity fees and asset management revenues	12,747	10,638	39,554	32,311

Total revenues	431,204	405,844	1,279,378	1,199,159

OPERATING EXPENSES:
Property operating expenses	198,674	178,517	576,215	525,483
Property management expenses	1,190	1,022	4,753	3,727
Activity and asset management expenses	6,399	2,575	17,757	11,522
Depreciation and amortization	128,547	117,927	370,376	334,898
General and administrative expenses	20,220	23,292	65,321	66,747
Other (income) expenses, net	(5,490)	294	(7,007)	2,965

Total operating expenses	349,540	323,627	1,027,415	945,342

Operating income	81,664	82,217	251,963	253,817
Interest income	9,930	7,379	28,660	19,685
Recoveries of (provisions for) losses on notes receivable, net	153	46	(2,124)	(718)
Interest expense	(106,654)	(100,193)	(313,746)	(292,210)
Deficit distributions to minority partners	(11,958)	(13,965)	(15,133)	(19,944)
Equity in earnings (losses) of unconsolidated real estate partnerships	348	(169)	(1,710)	(2,606)
Recoveries of (provisions for) real estate impairment losses, net	—	(158)	—	813
Gain on dispositions of unconsolidated real estate and other	5,841	8,759	26,902	19,515

Loss before minority interests and discontinued operations	(20,676)	(16,084)	(25,188)	(21,648)
Minority interests:
Minority interest in consolidated real estate partnerships	1,195	(24,426)	(4,842)	(17,514)
Minority interest in Aimco Operating Partnership, preferred [a]	(1,782)	(1,785)	(5,346)	(5,368)
Minority interest in Aimco Operating Partnership, common [a]	3,459	6,336	8,064	10,507

Total minority interests	2,872	(19,875)	(2,124)	(12,375)

Loss from continuing operations	(17,804)	(35,959)	(27,312)	(34,023)
Income from discontinued operations, net [b]	15,463	11,084	69,504	128,310

Net (loss) income	(2,341)	(24,875)	42,192	94,287
Net income attributable to preferred stockholders	19,020	21,656	51,715	64,744

Net (loss) income attributable to common stockholders	$(21,361)	$(46,531)	$(9,523)	$29,543

Weighted average number of common shares outstanding	95,017	96,061	95,654	95,772

Weighted average number of common shares and common share equivalents outstanding	95,017	96,061	95,654	95,772

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.39)	$(0.60)	$(0.83)	$(1.03)
Income from discontinued operations	0.17	0.12	0.73	1.34

Net (loss) income attributable to common stockholders	$(0.22)	$(0.48)	$(0.10)	$0.31

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.39)	$(0.60)	$(0.83)	$(1.03)
Income from discontinued operations	0.17	0.12	0.73	1.34

Net (loss) income attributable to common stockholders	$(0.22)	$(0.48)	$(0.10)	$0.31

AIMCO 3rd Quarter 2007	Page 7

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.
[b] Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Rental and other property revenues	$5,466	$32,128	$35,564	$120,090
Property operating expenses	(5,365)	(17,371)	(21,432)	(63,088)
Depreciation and amortization	(1,172)	(8,790)	(8,251)	(33,606)
Other (expenses) income, net	(1,053)	354	(2,224)	(2,901)

Operating (loss) income	(2,124)	6,321	3,657	20,495
Interest income	80	257	279	857
Interest expense	(1,082)	(6,452)	(7,183)	(24,935)
Gain on extinguishment of debt	—	—	22,852	—
Minority interest in consolidated real estate partnerships	1,329	1,698	1,663	4,181

(Loss) income before gain on dispositions of real estate, impairment recoveries (losses), recoveries of deficit distributions to minority partners, income tax and minority interests in Aimco Operating Partnership	(1,797)	1,824	21,268	598

Gain on dispositions of real estate, net of minority partners’ interests	17,406	10,434	57,312	153,255
Real estate impairment recoveries (losses), net	—	131	(783)	123
Recovery of deficit distributions to minority partners	36	2,087	409	18,201
Income tax arising from disposals	1,151	(2,211)	(1,610)	(30,197)
Minority interests in Aimco Operating Partnership	(1,333)	(1,181)	(7,092)	(13,670)

Income from discontinued operations	$15,463	$11,084	$69,504	$128,310

AIMCO 3rd Quarter 2007	Page 8

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Buildings and improvements	$9,732,036	$9,189,793
Land	2,452,584	2,372,561
Accumulated depreciation	(2,957,001)	(2,732,510)

NET REAL ESTATE	9,227,619	8,829,844
Cash and cash equivalents	337,494	229,824
Restricted cash	306,450	346,418
Accounts receivable, net	77,004	85,772
Accounts receivable from affiliates, net	31,639	20,763
Deferred financing costs	77,808	71,381
Notes receivable from unconsolidated real estate partnerships, net	46,396	40,641
Notes receivable from non-affiliates, net	141,148	139,352
Investment in unconsolidated real estate partnerships	30,721	39,000
Other assets	208,265	202,760
Deferred income tax asset, net	12,583	—
Assets held for sale	21,883	284,020

TOTAL ASSETS	$10,519,010	$10,289,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$948,562	$926,952
Property loans payable	5,807,743	5,147,845
Term loans	475,000	400,000
Credit facility	75,000	140,000
Other borrowings	65,003	67,660

TOTAL INDEBTEDNESS	7,371,308	6,682,457
Accounts payable	57,572	54,972
Accrued liabilities and other	434,618	409,991
Deferred income	154,293	142,352
Security deposits	48,860	42,842
Deferred income tax liability, net	—	4,379
Liabilities related to assets held for sale	12,373	215,294

TOTAL LIABILITIES	8,079,024	7,552,287

Minority interests in consolidated real estate partnerships	256,152	212,149
Minority interests in Aimco Operating Partnership	146,843	185,447

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500	723,500
Convertible preferred stock	—	100,000
Class A Common Stock	956	968
Additional paid-in capital	3,018,466	3,095,430
Notes due on common stock purchases	(5,217)	(4,714)
Distributions in excess of earnings	(1,700,714)	(1,575,292)

TOTAL STOCKHOLDERS’ EQUITY	2,036,991	2,339,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,519,010	$10,289,775

AIMCO 3rd Quarter 2007	Page 9

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$42,192	$94,287
Depreciation and amortization	370,376	334,898
Adjustments to income from discontinued operations	(68,238)	(128,484)
Other adjustments to reconcile net income	(15,511)	43,053
Changes in operating assets and liabilities	3,677	48,025

Net cash provided by operating activities	332,496	391,779

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(198,998)	(63,240)
Capital expenditures	(456,377)	(366,887)
Proceeds from dispositions of real estate	356,943	639,924
Change in funds held in escrow from tax-free exchanges	25,957	393
Cash from newly consolidated properties	—	22,432
Purchases of partnership interests	(31,487)	(12,516)
Originations of notes receivable	(9,774)	(8,062)
Proceeds from repayment of notes receivable	14,418	6,074
Other investing activities	10,176	(8,479)

Net cash (used in) provided by investing activities	(289,142)	209,639

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	1,315,111	882,854
Principal repayments on property loans	(823,639)	(798,008)
Proceeds from tax-exempt bonds	82,350	—
Principal repayments on tax-exempt bond financing	(68,443)	(33,541)
Borrowings under term loans	75,000	—
Repayments on revolving loan commitments	(65,000)	(62,000)
Proceeds from issuance of preferred stock	—	97,517
Redemption of preferred stock	—	(286,750)
Repurchase of Class A Common Stock	(185,708)	(100,000)
Proceeds from Class A Common Stock option exercises	53,717	62,288
Principal payments on Class A Common Stock notes	1,637	21,529
Payment of Class A Common Stock dividends	(173,603)	(173,532)
Payment of preferred stock dividends	(49,109)	(58,261)
Payment of distributions to minority interests	(87,530)	(107,533)
Other financing activities	(10,467)	(25,428)

Net cash provided by (used in) financing activities	64,316	(580,865)

NET INCREASE IN CASH AND CASH EQUIVALENTS	107,670	20,553
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	229,824	161,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$337,494	$182,283

AIMCO 3rd Quarter 2007	Page 10

Outlook and Forward Looking Statement
Fourth Quarter and Full Year 2007
(unaudited)
This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of fourth quarter and full year 2007 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Fourth Quarter 2007	Full Year 2007
GAAP earnings per share [1]	-$0.35 to -$0.29	-$0.45 to -$0.39
Add: Depreciation and other	$1.24	$3.82
FFO per share [2]	$0.89 to $0.95	$3.37 to $3.43
AFFO per share [3]		greater than $2.40
2007 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	4.0% to 5.0%
NOI change - 2007 vs. 2006	4.0% to 5.0%	4.75% to 5.25%
Gross dispositions [4]		$500M to $600M	(Aimco share $300M - $350M)
Gross acquisitions [5]		$400M to $475M	(100% Aimco share)
[1] Aimco’s earnings per share guidance does not include estimates for (i) fourth quarter gains on dispositions or impairment losses due to the unpredictable timing of transactions, or (ii) fourth quarter gains or losses on early repayment of debt.
[2] FFO per share represents FFO before impairment charges and preferred stock redemption related charges. Impairments and redemption related preferred stock charges were $0.03 per share year to date 2007. No preferred stock redemption related charges are projected to occur in the fourth quarter.
[3] Outlook for AFFO is provided on an annual basis.
[4] Aimco anticipates gross sales proceeds of $500 to $600 million for 2007 ($400 to $450 million related to conventional properties and $100 to $150 million related to affordable properties). Aimco share of proceeds is expected to be $300 to $350 million ($225 to $250 million related to conventional properties and $75 to $100 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $150 to $175 million ($125 to $145 million related to conventional properties and $25 to $30 million related to affordable properties).
[5] Gross acquisitions include property acquisitions, limited partnership acquisitions and repurchase of Aimco stock.

AIMCO 3rd Quarter 2007	Page 11

AIMCO 3rd Quarter 2007

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

AIMCO 3rd Quarter 2007
SUPPLEMENTAL INFORMATION

PAGE

3	Schedule 1 – Funds From Operations and Adjusted Funds From Operations

5	Schedule 2 – Proportionate Operating Results Presentation

7	Schedule 3 – Proportionate Balance Sheet Presentation

8	Schedule 4 – Share Data

9	Schedule 5 – Selected Debt Structure and Maturity Data

11	Schedule 6a – Same Store Operating Results (3Q 2007 v. 3Q 2006)

12	Schedule 6b – Same Store Operating Results (3Q 2007 v. 2Q 2007)

13	Schedule 6c – Same Store Operating Results (YTD 3Q 2007 v. YTD 3Q 2006)

14	Schedule 7 – Selected Conventional Portfolio Performance Data

15	Schedule 8 – Property Sales and Acquisition Activity

16	Schedule 9 – Capital Expenditures

17	Schedule 10 – Summary of Redevelopment Activity

18	Schedule 11 – Aimco Capital

19	Schedule 12 – Apartment Unit Summary

20	Glossary

AIMCO 3rd Quarter 2007	2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net (loss) income attributable to common stockholders [1]	$(21,361)	$(46,531)	$(9,523)	$29,543
Adjustments:
Depreciation and amortization [2]	128,547	117,927	370,376	334,898
Depreciation and amortization related to non-real estate assets	(3,591)	(4,928)	(15,062)	(20,572)
Depreciation of rental property related to minority partners and unconsolidated entities [3]	(7,724)	17,732	(24,272)	(3,937)
Gain on dispositions of unconsolidated real estate and other	(5,841)	(8,759)	(7,529)	(19,515)
Gain on dispositions of non-depreciable assets and other	6,000	2,887	6,000	9,259
Deficit distributions to minority partners [4]	11,958	13,965	15,133	19,944
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interests [3]	(17,406)	(10,434)	(57,312)	(153,255)
Depreciation of rental property, net of minority partners’ interests [3]	1,082	4,921	(11,892)	22,522
Recovery of deficit distributions to minority partners [4]	(36)	(2,087)	(409)	(18,201)
Income tax arising from disposals	(1,151)	2,211	1,610	30,197
Minority interests in Aimco Operating Partnership’s share of above adjustments	(10,358)	(12,626)	(25,615)	(19,325)
Preferred stock dividends	16,385	17,382	49,080	57,896
Preferred stock redemption related costs	2,635	4,274	2,635	6,848

Funds From Operations	$99,139	$95,934	$293,220	$276,302
Preferred stock dividends	(16,385)	(17,382)	(49,080)	(57,896)
Preferred stock redemption related costs	(2,635)	(4,274)	(2,635)	(6,848)
Dividends/distributions on dilutive preferred securities	58	19	116	142

Funds From Operations Attributable to Common Stockholders — Diluted	$80,177	$74,297	$241,621	$211,700
Real estate impairment losses (recoveries), continuing operations [5]	—	158	—	(813)
Real estate impairment losses (recoveries), discontinued operations [5]	—	(131)	783	(123)
Preferred stock redemption related costs [6]	2,635	4,274	2,635	6,848
Minority interests in Aimco Operating Partnership’s share of above adjustments	(244)	(409)	(316)	(567)
Dividends/distributions on non-dilutive preferred securities	—	42	—	42

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related costs)	$82,568	$78,231	$244,723	$217,087

Capital Replacements	(29,324)	(22,609)	(73,977)	(60,134)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,715	2,071	6,850	5,771
Dividends/distributions on non-dilutive preferred securities	(58)	(61)	(116)	(184)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$55,901	$57,632	$177,480	$162,540

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	96,201	99,957	98,437	97,990
Dilutive preferred securities	86	27	53	71

	96,287	99,984	98,490	98,061

Funds From Operations (excluding impairment losses and preferred stock redemption related costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	96,201	99,957	98,437	97,990
Dilutive preferred securities	86	81	53	90

	96,287	100,038	98,490	98,080

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [7]	96,201	99,957	98,437	97,990
Dilutive preferred securities	—	—	—	—

	96,201	99,957	98,437	97,990

Per Share:
Funds From Operations — Diluted	$0.83	$0.74	$2.45	$2.16
Funds From Operations — Diluted (excluding impairment losses and preferred stock redemption related costs)	$0.86	$0.78	$2.48	$2.21
Adjusted Funds From Operations — Diluted	$0.58	$0.58	$1.80	$1.66
Dividends paid	$0.60	$0.60	$1.80	$1.80

AIMCO 3rd Quarter 2007	3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations
[1] Represents the numerator for calculating basic earnings per common share in accordance with GAAP.
[2] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.
[3] “Minority partners’ interests” means minority interest in our consolidated real estate partnerships.
[4] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on NAREIT’s White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.
[5] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. FFO for the nine months ended September 30, 2007 and 2006 includes impairment losses of $0.8 million and recoveries of impairment losses of $0.9 million, respectively.
[6] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes preferred stock redemption related costs in FFO. As a result, FFO for the three months ended September 30, 2007 and 2006 includes redemption premiums and issuance costs of $2.6 million and $4.3 million, respectively; and for the nine months ended September 30, 2007 and 2006, includes redemption premiums and issuance costs of $2.6 million and $6.8 million, repsectively.
[7] Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

AIMCO 3rd Quarter 2007	4

Supplemental Schedule 2
Proportionate Operating Results Presentation
(in thousands) (unaudited)
(page 1 of 2)

	Three Months Ended September 30, 2007				Nine Months Ended September 30, 2007
	Aimco	Share of	Minority	Proportionate	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners’	Income	GAAP Income	Unconsolidated	Partners’	Income
	Statement	Partnerships	Interest	Statement	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$289,841	$420	$(19,398)	$270,863	$862,428	$1,307	$(93,410)	$770,325
Acquisition properties [1]	7,718	—	1	7,719	17,329	—	—	17,329
Redevelopment properties [1]	50,135	—	(5,405)	44,730	147,532	—	(15,073)	132,459
Other properties [1]	9,608	111	(765)	8,954	29,285	819	(2,393)	27,711
Affordable properties [1]	59,331	5,919	(20,279)	44,971	178,058	17,533	(56,861)	138,730

Total rental and other property revenues	416,633	6,450	(45,846)	377,237	1,234,632	19,659	(167,737)	1,086,554
Property management revenues, primarily from affiliates [3]	1,824	(287)	3,495	5,032	5,192	(859)	9,303	13,636
Activity fees and asset management revenues	12,747	—	—	12,747	39,554	—	—	39,554

Total revenues	431,204	6,163	(42,351)	395,016	1,279,378	18,800	(158,434)	1,139,744

Operating expenses:
Property operating expenses:
Same Store properties [2]	124,922	192	(8,928)	116,186	364,415	621	(42,428)	322,608
Acquisition properties	3,167	—	5	3,172	7,596	—	—	7,596
Redevelopment properties	22,623	—	(2,888)	19,735	64,535	2	(7,799)	56,738
Other properties	4,524	57	(450)	4,131	15,430	513	(1,272)	14,671
Affordable properties	29,651	3,247	(10,292)	22,606	90,982	9,666	(28,600)	72,048
Casualties, Conventional	2,538	5	(47)	2,496	4,263	(407)	1,591	5,447
Casualties, Affordable	554	3	(315)	242	663	(80)	391	974
Property management expenses, Conventional [4]	9,068	—	(793)	8,275	23,979	—	(828)	23,151
Property management expenses, Affordable [4]	1,627	—	(434)	1,193	4,352	—	(1,075)	3,277

Total property operating expenses	198,674	3,504	(24,142)	178,036	576,215	10,315	(80,020)	506,510
Property management expenses [5]	1,190	—	1,227	2,417	4,753	—	1,903	6,656
Activity and asset management expenses	6,399	—	—	6,399	17,757	—	—	17,757
Depreciation and amortization	128,547	1,367	(9,174)	120,740	370,376	3,758	(28,265)	345,869
General and administrative expenses	20,220	25	(1,070)	19,175	65,321	77	(3,473)	61,925
Other (income) expenses, net	(5,490)	(303)	920	(4,873)	(7,007)	2,585	(3,130)	(7,552)

Total operating expenses	349,540	4,593	(32,239)	321,894	1,027,415	16,735	(112,985)	931,165

Operating income	81,664	1,570	(10,112)	73,122	251,963	2,065	(45,449)	208,579
Interest income:
General partner loan interest	2,958	(89)	1,681	4,550	9,002	(264)	20,320	29,058
Money market and interest bearing accounts	5,095	187	(605)	4,677	15,221	548	(2,274)	13,495
Accretion on discounted notes receivable	1,877	—	—	1,877	4,437	—	—	4,437

Total interest income	9,930	98	1,076	11,104	28,660	284	18,046	46,990
Provision for losses on notes receivable	153	—	—	153	(2,124)		—	(2,124)
Interest expense:
Property debt (primarily non-recourse)	(103,683)	(1,320)	10,772	(94,231)	(303,029)	(4,067)	39,100	(267,996)
Corporate credit facility	(11,756)	—	—	(11,756)	(33,424)	—	—	(33,424)
Capitalized interest	8,785	—	(541)	8,244	22,707	8	(1,438)	21,277

Total interest expense	(106,654)	(1,320)	10,231	(97,743)	(313,746)	(4,059)	37,662	(280,143)
Deficit distributions to minority partners	(11,958)	—	—	(11,958)	(15,133)	—	—	(15,133)
Equity in earnings (losses) of unconsolidated real estate partnerships	348	(348)	—	—	(1,710)	1,710	—	—
Gain on dispositions of unconsolidated real estate and other	5,841	—	—	5,841	26,902	—	(15,101)	11,801

Loss before minority interests and discontinued operations	(20,676)	—	1,195	(19,481)	(25,188)	—	(4,842)	(30,030)
Minority interest in consolidated real estate partnerships	1,195	—	(1,195)	—	(4,842)	—	4,842	—
Minority interest in Aimco Operating Partnership	1,677	—	—	1,677	2,718	—	—	2,718

Loss from continuing operations	(17,804)	—	—	(17,804)	(27,312)	—	—	(27,312)
Income from discontinued operations, net	15,463	—	—	15,463	69,504	—	—	69,504

Net (loss) income	(2,341)	—	—	(2,341)	42,192	—	—	42,192
Net income attributable to preferred stockholders	19,020			19,020	51,715	—	—	51,715

Net loss attributable to common stockholders	$(21,361)	$—	$—	$(21,361)	$(9,523)	$—	$—	$(9,523)

(See footnotes on page 2 of 2)

AIMCO 3rd Quarter 2007	5

Supplemental Schedule 2

Proportionate Operating Results Presentation
(in thousands) (unaudited)
(page 2 of 2)

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2007	2007
Components of FFO:
Real estate operations:
Rental and other property revenues	$377,237	$1,086,554
Property operating expenses	(178,036)	(506,510)

Net real estate operations	199,201	580,044
Property management, net	2,615	6,980
Activity and asset management, net	6,348	21,797
Depreciation and amortization related to non-real estate assets	(3,508)	(14,827)
General and administrative expenses	(19,175)	(61,925)
Other (expenses) income, net	4,873	7,552
Interest income	11,104	46,990
Provision for losses on notes receivable	153	(2,124)
Interest expense	(97,743)	(280,143)
Gain on dispositions of non-depreciable assets	6,000	6,000
Gain on extinguishment of debt	—	4,272
Discontinued operations:
Operations and other	243	7,891
Interest expense	(958)	(3,553)
Gain on extinguishment of debt	—	5,039
Preferred stock dividends	(16,385)	(49,080)
Preferred partnership unit distributions	(1,782)	(5,346)
Dividends/distributions on dilutive preferred securities	58	116

Subtotal before minority interest in Aimco Operating Partnership	$91,044	$269,683
Minority interest in common units of Aimco Operating Partnership	(8,476)	(24,960)

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related costs)	$82,568	$244,723

Reconciliation of Net Income to FFO and AFFO:
Net income	$(2,341)	$42,192
Depreciation and amortization	120,740	345,869
Depreciation and amortization related to non-real estate assets	(3,508)	(14,827)
Deficit distributions to minority partners	11,958	15,133
Gain on dispositions of unconsolidated real estate and other	(5,841)	(11,801)
Gain on dispositions of non-depreciable assets	6,000	6,000
Gain on extinguishement of debt	—	4,272
Discontinued operations	(17,511)	(67,220)
Minority interest in Aimco Operating Partnership’s share of adjustments	(10,602)	(25,931)
Preferred stock dividends	(16,385)	(49,080)
Dividends/distributions on dilutive preferred securities	58	116

FFO Attributable to Common Stockholders — Diluted	$82,568	$244,723
Capital Replacements	(29,324)	(73,977)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,715	6,850
Dividends/distributions on non-dilutive preferred securities	(58)	(116)

AFFO Attributable to Common Stockholders — Diluted	$55,901	$177,480

Notes to Schedule 2:
[1] See definitions and descriptions in Glossary.
[2] Same store amounts in this schedule may differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring and comparability items that if included in Schedule 6 would distort Schedule 6 same store results.
[3] Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.
[4] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.
[5] Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 3rd Quarter 2007	6

Supplemental Schedule 3

Proportionate Balance Sheet Presentation
(in thousands) (unaudited)

	Consolidated	Proportionate
	GAAP	Share of	Minority	Proportionate
	Balance Sheet	Unconsolidated	Partners’	Balance
	September 30, 2007	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$9,732,036	$54,996	$(1,223,684)	$8,563,348
Land	2,452,584	2,163	(89,502)	2,365,245
Accumulated depreciation	(2,957,001)	(36,018)	721,822	(2,271,197)

NET REAL ESTATE	9,227,619	21,141	(591,364)	8,657,396
Cash and cash equivalents	337,494	1,722	(109,496)	229,720
Restricted cash	306,450	5,837	(56,895)	255,392
Accounts receivable, net	77,004	515	—	77,519
Accounts receivable from affiliates, net	31,639	—	—	31,639
Deferred financing costs	77,808	—	—	77,808
Notes receivable from unconsolidated real estate partnerships, net	46,396	—	—	46,396
Notes receivable from non-affiliates, net	141,148	—	—	141,148
Investment in unconsolidated real estate partnerships	30,721	19,809	—	50,530
Other assets	208,265 [4]	14,660	—	222,925
Deferred income tax asset, net	12,583	—	—	12,583
Assets held for sale	21,883	—	—	21,883

TOTAL ASSETS	$10,519,010	$63,684	$(757,755)	$9,824,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$948,562	$138	$(24,975)	$923,725
Property loans payable	5,807,743	53,507	(717,423)	5,143,827
Term loans	475,000	—	—	475,000
Credit facility	75,000	—	—	75,000
Other borrowings	65,003	—	—	65,003

TOTAL INDEBTEDNESS	7,371,308	53,645	(742,398)	6,682,555
Accounts payable	57,572	10,039	—	67,611
Accrued liabilities and other	434,618	—	—	434,618
Deferred income	154,293 [5]	—	—	154,293
Security deposits	48,860	—	—	48,860
Liabilities related to assets held for sale	12,373	—	—	12,373

TOTAL LIABILITIES	8,079,024	63,684	(742,398)	7,400,310

Minority interest in consolidated real estate partnerships	256,152	—	(15,357)	240,795
Minority interest in Aimco Operating Partnership	146,843	—	—	146,843

NET OPERATING ASSETS		$—	$—	$2,036,991

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500
Convertible preferred stock	—
Class A Common Stock	956
Additional paid-in capital	3,018,466
Notes due on common stock purchases	(5,217)
Distributions in excess of earnings	(1,700,714)

TOTAL STOCKHOLDERS’ EQUITY	2,036,991

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,519,010

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $56.5 million.

[3]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of September 30, 2007, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $2.5 million in investments in management contracts.

[5]	Deferred income includes $85.8 million of tax credit equity received that will be recognized in earnings as the related low income housing tax credits and other tax benefits are delivered to the tax credit investors.

AIMCO 3rd Quarter 2007	7

Supplemental Schedule 4
Share Data
As of September 30, 2007
(in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of
	September 30,		Redemption
	2007		Date [1]	Coupon		Amount
Perpetual Preferred Stock [2]:
Class G	4,050		7/15/2008	9.375%		$101,000
Class T	6,000		7/31/2008	8.000%		150,000
Class U	8,000		3/24/2009	7.750%		200,000
Class V	3,450		9/29/2009	8.000%		86,250
Class Y	3,450		12/21/2009	7.875%		86,250
Series A Community Reinvestment Act	0	[3]	6/30/2011	6.610%	[4]	100,000

Total perpetual preferred stock						723,500

Preferred Partnership Units [5]	3,253			7.988%		89,107

Total outstanding preferred securities						$812,607

Common Stock and Equivalents

	Shares/Units
	Outstanding	Weighted Average Shares / Units
	as of	Three Months Ended		Nine Months Ended
	September 30,	September 30, 2007		September 30, 2007
	2007	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [6]	94,488	95,017	95,017	95,654	95,654

Dilutive securities:	—	—	—	—	—
Options, restricted stock and non-recourse shares [7]	1,187	—	1,184	—	2,222
High Performance Units [8]	—	—	—	—	561
Convertible preferred securities [9]	—	—	86	—	53

Total shares and dilutive share equivalents	95,675	95,017	96,287	95,654	98,490

Common Partnership Units [10]	9,697	9,706	9,706	9,766	9,766

Total shares, units and dilutive share equivalents	105,372	104,723	105,993	105,420	108,256

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Preferred stock amounts are shown net of any eliminations required by GAAP.

[3]	Represents 200 shares at a liquidation preference per share of $500,000.

[4]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[5]	Coupon is based on a weighted average.

[6]	Includes a deduction of 1,100,000 non-recourse shares and unvested restricted stock as of September 30, 2007.

[7]	Stock options, restricted stock and non-recourse shares are presumed to be dilutive as of September 30, 2007 and reflect the options and shares outstanding at the end of the period and the $45.13 share price at the end of the period. Dilution for the three and nine months ended September 30, 2007 reflect; the weighted average amounts during the period.

[8]	Represents the number of equivalent common OP units that would be issued if the applicable measurement periods for Class VIII and IX HPUs, which end on December 31, 2007 and 2008, respectively, had ended on September 30, 2007 (if dilutive). For the nine months ended September 30, 2007, HPUs, are included as the average number dilutive for the period.

[9]	For the three and nine months ended September 30, 2007, represents the number of common shares that would be issued upon conversion, if dilutive, considering the reduction in preferred dividends/distributions that would result from conversion.

[10]	Includes Common Partnership Units and Class I High Performance Units.

AIMCO 3rd Quarter 2007	8

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of September 30, 2007
(dollars in thousands) (unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average	Weighted
Debt	Consolidated	Share of Unconsolidated	Minority Interest	Total Aimco Share	Maturity (years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,687,195	$6,671	$(464,485)	$4,229,381	9.3	6.24%
Floating rate loans payable [1]	471,881	—	(37,048)	434,833	2.0	6.43%

Total property loans payable	5,159,076	6,671	(501,533)	4,664,214	8.6	6.26%
Fixed rate tax-exempt bonds	170,347	—	(6,673)	163,674	14.7	5.82%
Floating rate tax-exempt bonds [1]	606,306	—	(5,342)	600,964	13.3	4.06%

Total property tax-exempt bond financing	776,653	—	(12,015)	764,638	13.6	4.44%

Total Conventional portfolio	5,935,729	6,671	(513,548)	5,428,852	9.3	6.00%

Affordable Portfolio:
Fixed rate loans payable	635,036	38,864	(215,890)	458,010	17.3	5.50%
Floating rate loans payable	13,631	7,972	—	21,603	3.2	5.66%

Total property loans payable	648,667	46,836	(215,890)	479,613	16.7	5.51%
Fixed rate tax-exempt bonds	73,600	138	(10,512)	63,226	28.5	5.05%
Floating rate tax-exempt bonds [1]	98,309	—	(2,448)	95,861	27.4	4.52%

Total property tax-exempt bond financing	171,909	138	(12,960)	159,087	27.8	4.73%

Total Affordable portfolio	820,576	46,974	(228,850)	638,700	19.5	5.33%

Total property debt	$6,756,305	$53,645	$(742,398)	$6,067,552	10.4	5.93%

Corporate Debt:
Term Loans	$475,000	$—	$—	$475,000	—	6.89%
Credit Facility	75,000	—	—	75,000	—	7.18%

Total corporate debt	$550,000	$—	$—	$550,000	—	6.93%

Other borrowings [2]	$65,003	$—	$—	$65,003

Total debt	$7,371,308	$53,645	$(742,398)	$6,682,555		6.01%

[1]	Floating rate debt presented above includes $412.2 million of fixed rate tax exempt debt that is effectively converted to floating rates using total rate of return swaps.

[2]	Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At September 30, 2007, other borrowings includes $56.5 million of fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million of variable rate obligations bearing interest at the prime rate plus 1.75%.
II. Debt Maturities
Consolidated Property Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
Q4 2007	31,214	98,816	130,030	1.9%	7.03%
Q1 2008	34,761	40,690	75,451	1.1%	6.80%
Q2 2008	34,864	58,341	93,205	1.4%	6.16%
Q3 2008	32,266	73,786	106,052	1.6%	5.70%
Q4 2008	32,507	113,289	145,796	2.2%	5.77%
Q1 2009	32,595	123,674	156,269	2.3%	5.25%
Q2 2009	33,189	171,100	204,289	3.0%	5.72%
Q3 2009	34,015	—	34,015	0.5%	—
2009 remaining	34,745	86,862	121,607	1.8%	4.66%
2010	143,643	464,780	608,423	9.0%	6.20%
2011	151,121	341,768	492,889	7.3%	5.69%
Thereafter			4,588,279	67.9%

Total property debt			$6,756,305	100.0%

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2008	$—	$—	$—
2009 [3]	—	150,000	150,000	27.3%	7.04%
2011	—	400,000	400,000	72.7%	6.89%

Total corporate debt	$—	$550,000	$550,000	100%	6.93%

[3]	The $75.0 million term loan that matures September 14, 2008 is included in 2009 due to the one-year extension option.

AIMCO 3rd Quarter 2007	9

Supplemental Schedule 5 (continued)
Selected Debt Structure and Maturity Data
As of September 30, 2007
(dollars in millions) (unaudited)
III. Loan Closings

THIRD QUARTER LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds [1]	Rate	Rate
Refinancings:
Fixed Rate	$134.7	$338.9	$129.2	$303.9	$172.8	6.43%	6.08%
Floating Rate	161.0	190.2	146.2	167.5	20.1	6.79%	6.72%
Affordable, Mark-to-Market and Other	1.9	9.8	—	5.7	5.5	8.25%	5.81%

Loans Relating to Acquisitions:
Fixed Rate	—	61.4	—	61.4	59.9		5.85%

Totals	$297.6	$600.3	$275.4	$538.5	$258.3	6.64%	6.26%

YEAR-TO-DATE LOAN CLOSINGS	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds [1]	Rate	Rate
Refinancings:
Fixed Rate	$395.3	$930.7	$320.8	$751.5	$424.1	7.02%	6.09%
Floating Rate	216.6	246.7	172.7	194.1	20.1	7.25%	6.61%
Affordable, Mark-to-Market and Other	23.3	107.7	15.6	94.3	55.6	8.43%	4.88%

Loans Relating to Acquisitions:
Fixed Rate	16.0	133.5	16.0	133.5	115.5	5.25%	5.77%

Totals	$651.2	$1,418.6	$525.1	$1,173.4	$615.3	7.11%	6.06%

[1]	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	March 31, 2007		June 30, 2007		September 30, 2007
	Amount	Percent	Amount	Percent	Amount	Percent
Corporate debt	$530	4.1%	$554	4.5%	$550	4.7%
Property debt (Aimco’s share)	5,584	43.6%	5,830	47.5%	6,068	51.5%
Other borrowings	61	0.5%	60	0.5%	65	0.6%

Total debt	6,175	48.2%	6,444	52.5%	6,683	56.8%
Less cash and restricted cash (Aimco’s share)	(447)	-3.5%	(454)	-3.7%	(485)	-4.1%

Net debt	5,728	44.7%	5,990	48.8%	6,198	52.7%
Preferred equity	913	7.1%	913	7.4%	813	6.9%
Common equity at market [1]	6,163	48.1%	5,366	43.8%	4,752	40.4%

Total capitalization	$12,804	100.0%	$12,269	100.0%	$11,763	100.0%

[1]	Common equity at market at September 30, 2007, June 30, 2007 and March 31, 2007 was calculated using 105.285 million, 106.433 million, and 106.825 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $45.13, $50.42, and $57.69 per share/unit as of September 30, 2007, June 30, 2007 and March 31, 2007, respectively.
V. Credit Ratings

Moody’s Investor Service Standard and Poor’s Fitch	Senior Unsecured Shelf Corporate Credit Rating Bank Credit Facility	(P) Ba1 (stable outlook) BB+ (stable outlook) BBB- (stable outlook)

AIMCO 3rd Quarter 2007	10

Supplemental Schedule 6(a)

Same Store Operating Results
Third Quarter 2007 Compared to Third Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					September 30, 2007				September 30, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	5	1,291		95%	$4,579	$1,701	$2,878		$4,344	$1,655	$2,690		$234	5.4%	$46	2.8%	$188	7.0%
Los Angeles — Long Beach — Ventura	12	3,538		100%	21,900	7,061	14,839		20,641	6,919	13,722		1,259	6.1%	142	2.0%	1,117	8.1%
Orange County — Riverside	7	1,113		80%	2,675	1,025	1,650		2,566	999	1,567		110	4.3%	26	2.7%	83	5.3%
San Diego	4	1,622		96%	5,447	1,653	3,794		5,279	1,649	3,630		168	3.2%	4	0.2%	164	4.5%

	28	7,564		95.3%	34,601	11,440	23,161	95.2%	32,831	11,222	21,609	96.5%	1,770	5.4%	218	1.9%	1,552	7.2%
Florida
Jacksonville	2	592		100%	1,293	495	798		1,335	556	779		(42)	-3.2%	(61)	-11.0%	19	2.4%
Miami — Fort Lauderdale	10	3,226		86%	10,361	3,852	6,509		10,362	4,257	6,105		(1)	0.0%	(405)	-9.5%	404	6.6%
Orlando — Daytona	20	4,790		93%	10,533	4,802	5,731		11,003	4,408	6,596		(470)	-4.3%	395	9.0%	(865)	-13.1%
Tampa — St. Petersburg	17	4,307		78%	8,134	3,856	4,278		8,113	3,444	4,669		21	0.3%	413	12.0%	(391)	-8.4%
West Palm Beach — Boca	5	1,505		100%	4,098	1,772	2,326		4,212	1,735	2,477		(114)	-2.7%	37	2.1%	(151)	-6.1%

	54	14,420		87.9%	34,419	14,778	19,642	91.8%	35,024	14,399	20,625	94.9%	(605)	-1.7%	379	2.6%	(984)	-4.8%
Midwest
Chicago	16	4,248		84%	11,419	4,971	6,448		10,824	4,817	6,007		595	5.5%	155	3.2%	440	7.3%
Cincinnati — Dayton	6	1,587		64%	2,453	1,087	1,366		2,301	1,058	1,243		152	6.6%	29	2.8%	123	9.9%
Columbus	9	2,004		73%	2,915	1,496	1,420		2,742	1,486	1,256		173	6.3%	9	0.6%	164	13.0%
Detroit — Ann Arbor	3	1,421		100%	3,111	1,552	1,559		2,816	1,549	1,267		295	10.5%	4	0.2%	292	23.0%
Grand Rapids — Lansing	11	4,403		75%	6,459	3,296	3,163		6,119	3,322	2,797		340	5.6%	(26)	-0.8%	366	13.1%
Indianapolis	25	9,962		92%	16,690	8,459	8,231		15,996	8,151	7,845		694	4.3%	308	3.8%	386	4.9%
Minneapolis — St. Paul	4	1,223		84%	3,573	1,581	1,992		3,312	1,534	1,778		261	7.9%	47	3.0%	214	12.0%
Midwest other	2	704		44%	617	280	337		602	267	335		15	2.5%	13	4.9%	2	0.6%

	76	25,552		83.2%	47,238	22,723	24,515	94.5%	44,712	22,184	22,528	93.3%	2,526	5.6%	539	2.4%	1,987	8.8%
Northeast
Baltimore	9	1,772		87%	5,159	1,861	3,298		4,809	1,886	2,923		350	7.3%	(25)	-1.3%	375	12.8%
New England	16	5,745		100%	20,146	6,931	13,215		19,584	6,752	12,832		563	2.9%	180	2.7%	383	3.0%
Philadelphia — New York	13	5,522		86%	18,028	6,606	11,422		17,102	6,215	10,888		926	5.4%	391	6.3%	535	4.9%
Washington	17	8,890		96%	28,835	11,039	17,796		27,774	10,616	17,159		1,060	3.8%	423	4.0%	637	3.7%

	55	21,929		93.7%	72,168	26,437	45,731	96.0%	69,269	25,468	43,801	95.2%	2,899	4.2%	969	3.8%	1,930	4.4%
Southeast
Atlanta	6	1,804		88%	3,665	1,697	1,968		3,282	1,727	1,555		383	11.7%	(30)	-1.7%	413	26.6%
Savannah — Augusta	2	416		100%	952	390	562		975	341	633		(23)	-2.4%	48	14.2%	(71)	-11.3%
Columbia — Charleston	2	440		85%	840	344	496		826	339	487		14	1.7%	5	1.5%	9	1.8%
Nashville	7	2,166		80%	4,180	1,846	2,334		4,004	1,759	2,245		175	4.4%	87	5.0%	88	3.9%
Norfolk	9	2,747		82%	6,438	2,161	4,278		6,332	1,945	4,388		106	1.7%	216	11.1%	(110)	-2.5%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,431	1,655	1,776		3,169	1,668	1,500		262	8.3%	(13)	-0.8%	276	18.4%
Richmond — Petersburg	3	744		80%	1,502	570	932		1,337	528	809		164	12.3%	42	7.9%	122	15.1%

	37	10,564		82.3%	21,007	8,662	12,345	95.7%	19,925	8,307	11,618	93.8%	1,082	5.4%	355	4.3%	727	6.3%
Texas
Austin — San Marcos	7	1,497		100%	3,424	1,572	1,852		2,980	1,564	1,416		444	14.9%	8	0.5%	436	30.8%
Dallas — Fort Worth	16	3,710		88%	6,506	3,290	3,216		6,235	3,226	3,008		272	4.4%	64	2.0%	208	6.9%
Houston — Galveston	30	8,008		82%	13,218	7,040	6,178		12,445	6,660	5,785		773	6.2%	380	5.7%	394	6.8%
San Antonio	8	1,727		100%	2,961	1,759	1,201		2,955	1,635	1,320		6	0.2%	124	7.6%	(119)	-9.0%

	61	14,942		87.2%	26,110	13,662	12,448	95.4%	24,615	13,085	11,530	93.3%	1,495	6.1%	577	4.4%	918	8.0%
West
Colorado Front Range	23	5,109		83%	10,212	4,277	5,935		9,498	4,124	5,375		714	7.5%	153	3.7%	561	10.4%
Phoenix — Mesa	14	3,612		93%	6,891	3,370	3,521		6,688	3,340	3,349		203	3.0%	31	0.9%	172	5.1%
Salt Lake City — Ogden	4	1,511		86%	2,710	1,055	1,654		2,500	974	1,527		209	8.4%	82	8.4%	127	8.3%
Seattle	3	364		59%	626	232	394		558	264	294		68	12.2%	(32)	-12.2%	100	34.1%
West other	5	1,621		100%	3,088	1,610	1,479		3,014	1,529	1,485		74	2.5%	81	5.3%	(6)	-0.4%

	49	12,217		88.1%	23,527	10,544	12,983	95.1%	22,259	10,230	12,029	94.8%	1,268	5.7%	313	3.1%	954	7.9%

SAME STORE TOTALS	360	107,188	[2]	87.9%	$259,070	$108,246	$150,825	94.8%	$248,635	$104,895	$143,740	94.4%	$10,435	4.2%	$3,351	3.2%	$7,084	4.9%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					157,563	90,428	67,134		143,972	73,622	70,350

Total rental and other property revenues and property operating expenses per GAAP income statement					$416,633	$198,674	$217,959		$392,607	$178,517	$214,090

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring and comparability adjustments that would distort results if not adjusted.

[2]	Same Store Effective Units were approximately 94,177 at September 30, 2007.

AIMCO 3rd Quarter 2007	11

Supplemental Schedule 6(b)

Same Store Operating Results
Third Quarter 2007 Compared to Second Quarter 2007
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					September 30, 2007				June 30, 2007				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	5	1,291		95%	$4,579	$1,701	$2,878		$4,513	$1,596	$2,917		$65	1.4%	$105	6.6%	$(40)	-1.4%
Los Angeles — Long Beach — Ventura	12	3,538		100%	21,900	7,061	14,839		21,706	6,984	14,721		194	0.9%	76	1.1%	118	0.8%
Orange County — Riverside	7	1,113		80%	2,675	1,025	1,650		2,653	986	1,667		22	0.8%	39	4.0%	(17)	-1.0%
San Diego	4	1,622		96%	5,447	1,653	3,794		5,240	1,652	3,589		207	3.9%	1	0.1%	205	5.7%

	28	7,564		95.3%	34,601	11,440	23,161	95.2%	34,113	11,218	22,895	95.5%	488	1.4%	222	2.0%	266	1.2%
Florida
Jacksonville	2	592		100%	1,293	495	798		1,271	567	704		21	1.7%	(72)	-12.8%	93	13.3%
Miami — Fort Lauderdale	10	3,226		86%	10,361	3,852	6,509		10,468	4,084	6,384		(107)	-1.0%	(232)	-5.7%	125	2.0%
Orlando — Daytona	20	4,790		93%	10,533	4,802	5,731		10,676	4,881	5,795		(143)	-1.3%	(79)	-1.6%	(64)	-1.1%
Tampa — St. Petersburg	17	4,307		78%	8,134	3,856	4,278		8,147	3,830	4,317		(13)	-0.2%	27	0.7%	(39)	-0.9%
West Palm Beach — Boca	5	1,505		100%	4,098	1,772	2,326		4,288	1,724	2,564		(190)	-4.4%	48	2.8%	(238)	-9.3%

	54	14,420		87.9%	34,419	14,778	19,642	91.8%	34,851	15,087	19,764	92.3%	(432)	-1.2%	(309)	-2.0%	(123)	-0.6%
Midwest
Chicago	16	4,248		84%	11,419	4,971	6,448		11,472	4,633	6,839		(53)	-0.5%	338	7.3%	(391)	-5.7%
Cincinnati — Dayton	6	1,587		64%	2,453	1,087	1,366		2,352	1,035	1,317		101	4.3%	53	5.1%	49	3.7%
Columbus	9	2,004		73%	2,915	1,496	1,420		2,872	1,249	1,623		44	1.5%	247	19.8%	(203)	-12.5%
Detroit — Ann Arbor	3	1,421		100%	3,111	1,552	1,559		3,077	1,538	1,539		34	1.1%	15	0.9%	20	1.3%
Grand Rapids — Lansing	11	4,403		75%	6,459	3,296	3,163		6,485	3,100	3,385		(26)	-0.4%	196	6.3%	(222)	-6.6%
Indianapolis	25	9,962		92%	16,690	8,459	8,231		16,384	7,976	8,408		306	1.9%	484	6.1%	(177)	-2.1%
Minneapolis — St. Paul	4	1,223		84%	3,573	1,581	1,992		3,566	1,478	2,088		7	0.2%	103	7.0%	(96)	-4.6%
Midwest other	2	704		44%	617	280	337		639	283	355		(22)	-3.4%	(3)	-1.1%	(18)	-5.2%

	76	25,552		83.2%	47,238	22,723	24,515	94.5%	46,846	21,291	25,555	94.3%	392	0.8%	1,432	6.7%	(1,040)	-4.1%
Northeast
Baltimore	9	1,772		87%	5,159	1,861	3,298		5,199	1,829	3,370		(40)	-0.8%	32	1.7%	(72)	-2.1%
New England	16	5,745		100%	20,146	6,931	13,215		20,147	7,429	12,718		(1)	0.0%	(498)	-6.7%	497	3.9%
Philadelphia — New York	13	5,522		86%	18,028	6,606	11,422		18,129	6,635	11,494		(101)	-0.6%	(30)	-0.4%	(71)	-0.6%
Washington	17	8,890		96%	28,835	11,039	17,796		28,585	10,795	17,789		250	0.9%	244	2.3%	6	0.0%

	55	21,929		93.7%	72,168	26,437	45,731	96.0%	72,060	26,689	45,371	95.8%	108	0.1%	(252)	-0.9%	360	0.8%
Southeast
Atlanta	6	1,804		88%	3,665	1,697	1,968		3,691	1,769	1,922		(26)	-0.7%	(72)	-4.1%	46	2.4%
Savannah — Augusta	2	416		100%	952	390	562		898	383	515		54	6.0%	6	1.7%	47	9.2%
Columbia — Charleston	2	440		85%	840	344	496		802	318	484		37	4.7%	25	8.0%	12	2.5%
Nashville	7	2,166		80%	4,180	1,846	2,334		4,119	1,805	2,314		61	1.5%	41	2.3%	20	0.8%
Norfolk	9	2,747		82%	6,438	2,161	4,278		6,408	2,205	4,204		30	0.5%	(44)	-2.0%	74	1.8%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,431	1,655	1,776		3,439	1,604	1,834		(8)	-0.2%	51	3.2%	(58)	-3.2%
Richmond — Petersburg	3	744		80%	1,502	570	932		1,502	558	944		0	0.0%	12	2.2%	(12)	-1.3%

	37	10,564		82.3%	21,007	8,662	12,345	95.7%	20,859	8,643	12,216	95.4%	148	0.7%	19	0.2%	129	1.1%
Texas
Austin — San Marcos	7	1,497		100%	3,424	1,572	1,852		3,172	1,640	1,532		252	8.0%	(68)	-4.2%	321	20.9%
Dallas — Fort Worth	16	3,710		88%	6,506	3,290	3,216		6,535	3,276	3,260		(29)	-0.4%	14	0.4%	(43)	-1.3%
Houston — Galveston	30	8,008		82%	13,218	7,040	6,178		13,062	6,829	6,233		156	1.2%	211	3.1%	(55)	-0.9%
San Antonio	8	1,727		100%	2,961	1,759	1,201		3,015	1,572	1,443		(55)	-1.8%	187	11.9%	(241)	-16.7%

	61	14,942		87.2%	26,110	13,662	12,448	95.4%	25,785	13,318	12,467	95.0%	325	1.3%	344	2.6%	(19)	-0.1%
West
Colorado Front Range	23	5,109		83%	10,212	4,277	5,935		10,075	4,260	5,815		137	1.4%	17	0.4%	121	2.1%
Phoenix — Mesa	14	3,612		93%	6,891	3,370	3,521		6,833	3,080	3,753		58	0.9%	291	9.4%	(232)	-6.2%
Salt Lake City — Ogden	4	1,511		86%	2,710	1,055	1,654		2,609	1,007	1,602		100	3.8%	48	4.8%	52	3.2%
Seattle	3	364		59%	626	232	394		603	250	353		23	3.8%	(19)	-7.4%	41	11.7%
West other	5	1,621		100%	3,088	1,610	1,479		3,054	1,436	1,618		34	1.1%	173	12.1%	(139)	-8.6%

	49	12,217		88.1%	23,527	10,544	12,983	95.1%	23,174	10,033	13,141	95.0%	353	1.5%	511	5.1%	(158)	-1.2%

SAME STORE TOTALS	360	107,188	[2]	87.9%	$259,070	$108,246	$150,825	94.8%	$257,688	$106,279	$151,409	94.7%	$1,382	0.5%	$1,967	1.9%	$(585)	-0.4%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					157,563	90,428	67,134		156,653	81,783	74,870

Total rental and other property revenues and property operating expenses per GAAP income statement					$416,633	$198,674	$217,959		$414,341	$188,062	$226,279

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring and comparability adjustments that would distort results if not adjusted.

[2]	Same Store Effective Units were approximately 94,177 at September 30, 2007.

AIMCO 3rd Quarter 2007	12

Supplemental Schedule 6(c)

Same Store Operating Results
Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006
(unaudited) (in thousands, except site and unit data)

				Nine Months Ended				Nine Months Ended				Change
				September 30, 2007				September 30, 2006				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	5	1,291	95%	$13,596	$4,957	$8,639		$12,712	$4,846	$7,866		$885	7.0%	$112	2.3%	$773	9.8%
Los Angeles — Long Beach — Ventura	11	2,927	100%	48,044	15,134	32,910		44,954	14,406	30,548		3,090	6.9%	728	5.1%	2,362	7.7%
Orange County — Riverside	7	1,113	80%	7,973	2,980	4,993		7,556	2,790	4,766		417	5.5%	190	6.8%	227	4.8%
San Diego	4	1,622	96%	15,902	4,945	10,958		15,446	4,861	10,585		456	3.0%	84	1.7%	372	3.5%

	27	6,953	94.9%	85,516	28,016	57,500	95.4%	80,668	26,902	53,766	96.1%	4,848	6.0%	1,114	4.1%	3,734	6.9%
Florida
Jacksonville	2	592	100%	3,838	1,563	2,275		3,965	1,538	2,427		(127)	-3.2%	24	1.6%	(152)	-6.2%
Miami — Fort Lauderdale	10	3,226	86%	31,270	12,095	19,175		30,785	12,308	18,477		485	1.6%	(213)	-1.7%	698	3.8%
Orlando — Daytona	20	4,790	93%	31,949	14,157	17,792		32,412	12,936	19,476		(462)	-1.4%	1,221	9.4%	(1,684)	-8.6%
Tampa — St. Petersburg	16	3,983	77%	21,573	9,884	11,689		21,381	8,921	12,460		192	0.9%	963	10.8%	(771)	-6.2%
West Palm Beach — Boca	5	1,505	100%	12,777	5,252	7,525		12,865	5,082	7,783		(88)	-0.7%	170	3.3%	(258)	-3.3%

	53	14,096	87.6%	101,407	42,951	58,457	92.1%	101,407	40,785	60,622	96.3%	0	0.0%	2,165	5.3%	(2,165)	-3.6%
Midwest
Chicago	16	4,248	84%	34,015	14,674	19,340		32,183	14,361	17,821		1,832	5.7%	313	2.2%	1,519	8.5%
Cincinnati — Dayton	6	1,587	64%	7,136	3,046	4,090		6,799	3,202	3,597		337	5.0%	(156)	-4.9%	493	13.7%
Columbus	8	1,940	73%	8,235	3,874	4,361		7,781	4,289	3,492		454	5.8%	(415)	-9.7%	869	24.9%
Detroit — Ann Arbor	3	1,421	100%	9,289	4,916	4,372		8,614	4,674	3,940		675	7.8%	242	5.2%	433	11.0%
Grand Rapids — Lansing	11	4,403	75%	19,309	9,677	9,632		18,129	9,555	8,573		1,180	6.5%	121	1.3%	1,058	12.3%
Indianapolis	25	9,962	92%	49,168	24,151	25,017		47,529	23,318	24,211		1,639	3.4%	833	3.6%	806	3.3%
Minneapolis — St. Paul	4	1,223	84%	10,528	4,622	5,906		9,922	4,618	5,304		606	6.1%	4	0.1%	603	11.4%
Midwest other	2	704	44%	1,879	835	1,044		1,870	838	1,031		10	0.5%	(3)	-0.4%	12	1.2%

	75	25,488	83.3%	139,558	65,795	73,763	94.4%	132,827	64,857	67,970	93.6%	6,731	5.1%	938	1.4%	5,793	8.5%
Northeast
Baltimore	9	1,772	87%	15,471	5,535	9,936		14,329	5,506	8,824		1,141	8.0%	29	0.5%	1,112	12.6%
New England	16	5,745	100%	60,062	21,941	38,121		58,437	21,263	37,174		1,625	2.8%	678	3.2%	947	2.5%
Philadelphia — New York	13	5,522	86%	53,873	19,786	34,088		50,886	18,909	31,977		2,987	5.9%	876	4.6%	2,111	6.6%
Washington	17	8,890	96%	85,587	32,906	52,681		82,338	31,146	51,192		3,249	3.9%	1,761	5.7%	1,489	2.9%

	55	21,929	93.7%	214,993	80,168	134,826	95.8%	205,991	76,824	129,167	95.5%	9,002	4.4%	3,344	4.4%	5,658	4.4%
Southeast
Atlanta	6	1,804	88%	10,926	5,027	5,900		9,813	4,805	5,007		1,114	11.3%	221	4.6%	892	17.8%
Savannah — Augusta	2	416	100%	2,778	1,103	1,675		2,807	989	1,817		(29)	-1.0%	113	11.5%	(142)	-7.8%
Columbia — Charleston	2	440	85%	2,441	971	1,470		2,419	1,009	1,409		23	0.9%	(38)	-3.8%	61	4.3%
Nashville	7	2,166	80%	12,332	5,305	7,026		11,681	5,128	6,554		651	5.6%	178	3.5%	473	7.2%
Norfolk	9	2,747	82%	18,939	6,469	12,470		18,508	6,089	12,419		431	2.3%	380	6.2%	51	0.4%
Raleigh — Durham — Chapel Hill	8	2,247	77%	10,138	4,837	5,301		9,122	4,817	4,306		1,015	11.1%	20	0.4%	995	23.1%
Richmond — Petersburg	3	744	80%	4,514	1,631	2,883		4,012	1,440	2,571		502	12.5%	191	13.2%	311	12.1%

	37	10,564	82.3%	62,068	25,344	36,724	94.9%	58,361	24,278	34,083	92.9%	3,707	6.4%	1,066	4.4%	2,641	7.7%
Texas
Austin — San Marcos	7	1,497	100%	9,699	4,757	4,942		8,786	4,567	4,220		913	10.4%	190	4.2%	723	17.1%
Dallas — Fort Worth	16	3,710	88%	19,439	9,702	9,737		18,457	9,587	8,870		983	5.3%	115	1.2%	867	9.8%
Houston — Galveston	30	8,008	82%	39,088	20,245	18,843		36,662	19,695	16,967		2,426	6.6%	550	2.8%	1,876	11.1%
San Antonio	8	1,727	100%	8,974	4,817	4,157		8,782	4,467	4,315		192	2.2%	349	7.8%	(158)	-3.7%

	61	14,942	87.2%	77,200	39,521	37,679	94.9%	72,687	38,316	34,371	93.6%	4,513	6.2%	1,205	3.1%	3,308	9.6%
West
Colorado Front Range	23	5,109	83%	30,105	12,392	17,713		28,301	12,134	16,167		1,804	6.4%	258	2.1%	1,546	9.6%
Phoenix — Mesa	14	3,612	93%	20,435	9,408	11,028		19,606	9,066	10,540		829	4.2%	341	3.8%	488	4.6%
Salt Lake City — Ogden	4	1,511	86%	7,871	2,958	4,913		7,308	2,823	4,485		563	7.7%	135	4.8%	429	9.6%
Seattle	3	364	59%	1,811	714	1,097		1,625	746	879		186	11.5%	(32)	-4.3%	219	24.9%
West other	5	1,621	100%	9,175	4,442	4,733		8,899	4,160	4,740		276	3.1%	283	6.8%	(7)	-0.1%

	49	12,217	88.1%	69,398	29,913	39,485	94.8%	65,739	28,929	36,810	96.2%	3,659	5.6%	984	3.4%	2,674	7.3%

SAME STORE TOTALS	357	106,189	87.8%	$750,140	$311,708	$438,433	94.6%	$717,680	$300,891	$416,789	94.7%	$32,460	4.5%	$10,817	3.6%	$21,644	5.2%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]				484,492	264,507	219,984		439,947	224,592	215,355

Total rental and other property revenues and property operating expenses per GAAP income statement				$1,234,632	$576,215	$658,417		$1,157,627	$525,483	$632,144

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring and comparability adjustments that would distort results if not adjusted.

[2]	Same Store Effective Units were approximately 94,177 at September 30, 2007.

AIMCO 3rd Quarter 2007	13

Supplemental Schedule 7
Selected Conventional Portfolio Performance Data
(unaudited)
SAME STORE PORTFOLIO PERFORMANCE

	CORE	NON-CORE	TOTAL
Rent, average third quarter 2007	$1,036	$651	$877
Occupancy, average third quarter 2007	94.8%	94.8%	94.8%
Operating margin	61.6%	49.9%	58.2%
Total number of properties	209	151	360
Total number of units	62,924	44,264	107,188
Effective Units	57,125	37,052	94,177
Percent of total Same Store NOI	75.2%	24.8%	100.0%

3rd Quarter 2007 vs. 3rd Quarter 2006 Change

Revenue	3.7%	5.4%	4.2%
Expenses	3.6%	3.3%	3.2%
NOI	4.1%	7.5%	4.9%

Sequential, 3rd Quarter 2007 vs. 2nd Quarter 2007 Change

Revenue	0.3%	1.2%	0.5%
Expenses	0.5%	4.4%	1.9%
NOI	0.1%	-1.9%	-0.4%

YTD September 2007 vs. YTD September 2006 Change

Revenue	4.2%	5.2%	4.5%
Expenses	4.1%	2.6%	3.6%
NOI	4.3%	7.9%	5.2%
TOTAL CONVENTIONAL PORTFOLIO — SUMMARY BY MARKET

Percent of Total Conventional NOI	Quarter Ended September 30, 2007			Quarter Ended September 30, 2006
Top 20 Markets	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
1 Washington	10.5%	0.0%	10.5%	10.2%	0.0%	10.2%
2 Los Angeles — Long Beach — Ventura	9.8%	0.0%	9.8%	9.0%	0.0%	9.0%
3 New England	7.2%	0.0%	7.2%	7.2%	0.0%	7.2%
4 Philadelphia	6.4%	0.0%	6.4%	6.3%	0.0%	6.3%
5 Miami — Fort Lauderdale	5.6%	0.0%	5.6%	5.0%	0.0%	5.0%
6 Chicago	4.8%	0.3%	5.1%	4.7%	0.3%	5.1%
7 New York	4.5%	0.0%	4.5%	3.1%	0.0%	3.1%
8 Indianapolis — Fort Wayne	0.0%	4.5%	4.5%	0.0%	5.4%	5.4%
9 Colorado Front Range	3.2%	0.2%	3.4%	3.0%	0.2%	3.2%
10 Orlando — Daytona	3.1%	0.3%	3.3%	3.9%	0.3%	4.2%
11 Houston — Galveston	0.0%	3.2%	3.2%	0.0%	3.3%	3.3%
12 Tampa — St. Petersburg	2.2%	0.7%	2.9%	2.4%	0.6%	2.9%
13 Phoenix- Mesa	2.7%	0.1%	2.7%	2.9%	0.6%	3.5%
14 San Diego	2.7%	0.0%	2.7%	2.6%	0.0%	2.6%
15 Norfolk	2.7%	0.0%	2.7%	2.8%	0.0%	2.8%
16 Orange County — Riverside	2.3%	0.0%	2.3%	2.3%	0.0%	2.3%
17 Bay Area	1.9%	0.0%	1.9%	0.7%	0.0%	0.7%
18 Dallas — Ft Worth	0.0%	1.8%	1.8%	0.0%	2.4%	2.4%
19 Baltimore	1.8%	0.0%	1.8%	1.6%	0.0%	1.6%
20 Atlanta	1.6%	0.0%	1.6%	1.6%	0.0%	1.6%

Subtotal Top 20 markets	72.9%	11.0%	84.0%	69.1%	13.1%	82.2%
All other markets (22 in 2007 and 38 in 2006)	6.3%	9.8%	16.0%	3.7%	14.1%	17.8%

Total Conventional NOI	79.2%	20.8%	100.0%	72.8%	27.2%	100.0%

Rent, average third quarter	$1,074	$654	$917	$847	$626	$821
Occupancy, average third quarter	93.3%	94.4%	93.7%	90.6%	90.3%	91.8%
Total number of properties	285	161	446	270	296	566
Total number of units	82,407	46,792	129,199	82,892	77,435	160,327
Effective Units	74,522	38,783	113,305	71,502	58,813	130,315
Average home value*	$344,225	$174,633	$283,248
REIS growth rate (4 year weighted average)**	3.4%	3.0%	3.3%
Number of markets	27	15	42

*	ESRI — 2006 demographic data

**	Source: REIS, based on Q3 2007 forecasted data

AIMCO 3rd Quarter 2007	14

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
THIRD QUARTER 2007 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
		Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional		9	2,133	$85.2	5.7%		$36.0	$44.7		$49.1	$22.5	$600

Affordable	[3]	7	659	21.2	6.0%		9.5	9.9		1.0	3.4	575

Total Dispositions		16	2,792	$106.4	5.8%		$45.5	$54.6		$50.1	$25.9	$594

YEAR-TO-DATE 2007 PROPERTY SALES ACTIVITY (dollars in millions)

		Number	Number							Aimco	Aimco
		of	of	Gross	FCF	[1]	Property	Net Sales	[2]	Gross	Net	Average
		Properties	Units	Proceeds	Yield		Debt	Proceeds		Proceeds	Proceeds	Rent

Conventional		38	7,393	$323.0	5.5%		$150.4	$137.5		$178.4	$101.4	$602

Affordable	[3]	20	2,136	62.7	4.8%		38.1	20.8		29.6	11.8	554

Total Dispositions		58	9,529	$385.7	5.4%		$188.5	$158.3		$208.0	$113.2	$592

[1]	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

[3]	Year-to-date property sales include three unconsolidated properties with 303 units.
THIRD QUARTER 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent

Conventional	100%	1	118	$19.3	$—	$1,137

YEAR-TO-DATE 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions) [1]

			Number	Number	Gross
		Ownership	of	of	Purchase	Property	Average
		Percent	Properties	Units	Price	Debt	Rent

Conventional	[2]	100%	15	1,305	$206.8	$62.1	$1,122

[1]	In addition to the 15 properties acquired from third parties during the nine months ended September 30, 2007, Aimco acquired seven properties from VMS National Properties Joint Venture, a consolidated real estate partnership in which Aimco held a 22%

[2]	Properties acquired are located in New York, NY; Park Forest, IL; Daytona Beach, FL; Poughkeepsie, NY; Redwood City, CA; and North San Diego, CA.

AIMCO 3rd Quarter 2007	15

Supplemental Schedule 9
Capital Expenditures
Nine Months Ended September 30, 2007
(in thousands, except per unit data) (unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties, redevelopment and entitlement for the nine months ended September 30, 2007. Per unit numbers are based on approximately 133,087 average units, including 115,056 conventional and 18,031 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco’s Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$32,612	$245
Turnover related	32,620	245
Capitalized site payroll and indirect costs	8,745	66

Total Aimco’s share of Capital Replacements	$73,977	$556

Capital Replacements:
Conventional	$68,604	$596
Affordable	5,373	$298

Total Aimco’s share of Capital Replacements	73,977	$556

Capital Improvements:
Conventional	68,637	$597
Affordable	6,618	$367

Total Aimco’s share of Capital Improvements	75,255	$565

Casualties:
Conventional	8,906
Affordable	1,139

Total Aimco’s share of Casualties [2]	10,045

Redevelopment (see Schedule 10):
Active Conventional projects	183,795
Active Tax Credit projects	28,183
Pre-construction and other activities [3]	16,059

Total Aimco’s share of Redevelopment	228,037

Entitlement [4]	19,361

Total Aimco’s share of capital expenditures	406,675

Plus minority partners’ share of consolidated spending	50,125
Less Aimco’s share of unconsolidated spending	(423)

Capital expenditures per consolidated statement of cash flows	$456,377

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]	Includes consulting, legal, and capitalized labor costs, some physical construction work, and trailing expenditures on projects that were substantially completed in prior periods.

[4]	Entitlement projects consist of Lincoln Place (CA), Pacific Bay Vistas (formerly Treetops) (CA) and Springhill Lake (MD). Lincoln Place and Pacific Bay Vistas are predominantly vacant and have December 31, 2006 net book values of approximately $171 million and $49 million, respectively.

AIMCO 3rd Quarter 2007	16

Supplemental Schedule 10
Summary of Redevelopment Activity
Nine Months Ended September 30, 2007
(dollars in millions) (unaudited)

					Actual Expenditures
						Nine Months Ended
			Total			September 30, 2007
	Number of	Number of	Estimated		Inception to	Actual	Aimco’s
	Properties	Units	Expenditures		Date	Amount	Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006	45	18,628	$517.3	[1]	$354.3	$156.6	$136.2
New redevelopment projects started during period	15	5,401	278.1		52.2	52.2	47.6
Changes in project scope and estimated costs			42.1

Redevelopment expenditures during period	60	24,029	837.5		406.5	208.8	183.8

Projects completed during period	(7)	(3,040)	(47.2)		(47.2)

Active redevelopment projects at September 30, 2007 [2]	53	20,989	790.3		359.3

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006 [3]	5	706	35.7	[1]	14.8	14.3	12.9
New redevelopment projects started during period	7	1,160	127.6		15.2	15.2	15.2
Changes in project scope and estimated costs			2.6

Redevelopment expenditures during period	12	1,866	165.9		30.0	29.5	28.1

Projects completed during period	—	—	—		—

Active redevelopment projects at September 30, 2007	12	1,866	165.9		30.0

TOTAL ACTIVE REDEVELOPMENT PROJECTS	65	22,855	$956.2		$389.3

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES						$238.3	$211.9

[1]	Estimated expenditures for active redevelopment projects at December 31, 2006 reflect adjustments to previously reported amounts to include indirect project costs, consistent with actual spending.

[2]	Targeted return on investment in conventional redevelopment projects is 7.5% — 8.5%.

[3]	Active tax credit redevelopment projects at December 31, 2006 reflect adjustments to previously reported amounts to better reflect the status of active projects and to exclude estimated and actual costs related to projects substantially completed prior to 2007.

AIMCO 3rd Quarter 2007	17

Supplemental Schedule 11
Aimco Capital
(in thousands) (unaudited)
Asset Management and Transaction Income

	Three Months	Nine Months
	Ended	Ended
	September	September
	30, 2007	30, 2007
Activity fees and asset management revenues	$12,747	$39,554
Accretion on discounted notes receivable	1,877	4,437
Other income [1]	7,935	10,174

Total asset management and transaction revenue	22,559	54,165
Activity and asset management expenses	(6,399)	(17,757)

Net asset management and transaction income (pre-tax)	16,160	36,408
Income taxes [2]	(776)	(6,311)

Net asset management and transaction income (after tax)	$15,384	$30,097

Notes

[1]	Other income consists primarily of consideration received in exchange for the transfer of certain property rights and the recognition of the non-refundable option and extension fees resulting from the termination of rights under the option agreement to sell the North and Central towers of our Flamingo South Beach property.

[2]	Asset management and transaction income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries.
Summary of Projected Tax Credit Income as of September 30, 2007 [1]

	Remainder	Year Ending December 31,
	of 2007	2008	2009	2010	2011	Thereafter	Total
Amortization of deferred income [2]	$5,422	$24,089	$22,891	$23,141	$21,883	$97,863	$195,289
Income taxes [3]	(2,115)	(9,395)	(8,927)	(9,025)	(8,534)	(38,167)	(76,163)

Projected income, net of tax	$3,307	$14,694	$13,964	$14,116	$13,349	$59,696	$119,126

Notes

[1]	Certain information included in this supplemental schedule contains or may contain information that is forward-looking. Actual results may differ from those described in this schedule and may be affected by factors beyond our control.

[2]	Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[3]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 3rd Quarter 2007	18

Supplemental Schedule 12
Apartment Unit Summary
As of September 30, 2007
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	290	82,164	82,164	100%
Partially-owned consolidated properties	154	46,303	30,877	67%
Partially-owned unconsolidated properties	2	732	264	36%

Total	446	129,199	113,305	88%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	88	11,899	11,899	100%
Partially-owned consolidated properties	130	13,992	5,329	38%
Partially-owned unconsolidated properties	97	10,794	2,005	19%

Total	315	36,685	19,233	52%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	378	94,063	94,063	100%
Partially-owned consolidated properties	284	60,295	36,206	60%
Partially-owned unconsolidated properties	99	11,526	2,269	20%

Total	761	165,884	132,538	80%

Management Contracts:
Property-managed for third parties	39	3,468
Asset-managed	394	36,865

Total	433	40,333

Total Portfolio	1,194	206,217

AIMCO 3rd Quarter 2007	19

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. CI expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Supplemental Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in the Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 3rd Quarter 2007	20